Exhibit 1
Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934 (the “Act”), the undersigned hereby agree to file jointly the Statement on Schedule 13G with respect to the securities of Secured Financial Network, Inc., and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Act. It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments thereto, filed on behalf of each of the parties hereto. In evidence thereof, the undersigned hereby execute this agreement as of the 3rd day of February 2010.

Ann Jaffe Irrevocable Trust
By:	/s/ Adam Altholtz
Adam Altholtz, Trustee

/s/ Adam Altholtz
Adam Altholtz